UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2013

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On October 2, 2013, Simon Property Group, L.P. (“Operating Partnership”) completed its previously announced public offering of €750,000,000 aggregate principal amount of the Operating Partnership’s 2.375% notes due 2020 (the “Notes”).

The Notes were issued pursuant to the thirtieth supplemental indenture (the “30th Supplemental Indenture”) to the Operating Partnership’s Indenture (the “Indenture”) dated as of November 26, 1996, which 30th Supplemental Indenture was among the Operating Partnership, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and The Bank of New York Mellon, London Branch, as London paying agent. For a description of the material terms of the 30th Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-179874-01), the prospectus dated March 2, 2012, and the related prospectus supplement dated September 25, 2013.

A copy of the 30th Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The Notes bear interest at a rate of 2.375% per annum and mature on October 2, 2020. Interest is payable annually in arrears on each October 2, beginning October 2, 2014 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

Principal of, premium, if any, and interest on, the Notes generally will be payable in euro.  In addition, the Operating Partnership will, subject to certain exceptions and limitations, pay additional amounts on the Notes as are necessary in order that the net payment of the principal of, premium, if any, and interest on, the Notes to a holder who is not a United States person, after withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by the United States or a taxing authority of or in the United States will not be less than the amount provided in the Notes to be then due and payable.

The Operating Partnership may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and a “make-whole” premium calculated under the 30th Supplemental Indenture (unless the Notes are redeemed on or after July 2, 2020, in which case no “make-whole” premium will be payable).  The Operating Partnership may also, at its option, redeem all, but not less than all, of the Notes in the event of certain changes in, or amendments to, the tax laws of the United States (or any taxing authority of or in the United States). This redemption would be at a redemption price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

The 30th Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the 30th Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the 30th Supplemental Indenture (including the form of notes attached thereto).

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1

Thirtieth Supplemental Indenture, dated as of October 2, 2013, among Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee, and The Bank of New York Mellon, London Branch, as London paying agent, to the Indenture dated as of November 26, 1996.

Exhibit 4.2	Form of €750,000,000 aggregate principal amount of 2.375% Notes due 2020 (included in Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2013

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., the sole General Partner

		By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett,
Senior Executive Vice President and
Chief Financial Officer